    As filed with the Securities and Exchange Commission on May 1, 2000
                                        Registration No.:  333-______
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________

                           C&F FINANCIAL CORPORATION
                           -------------------------
            (Exact Name of Registrant as Specified in Its Charter)


               Virginia                                    54-1680165
               --------                                    ----------
        (State of Incorporation               (IRS Employer Identification No.)
            or Organization)

          Eighth & Main Streets
           West Point, Virginia                                23181
           --------------------                                -----
    (Address of Principal Executive Offices)                 (Zip Code)


              C&F FINANCIAL CORPORATION 1994 INCENTIVE STOCK PLAN
                            (Full name of the Plan)
                                  ___________

                Larry G. Dillon                    Fred W. Palmore, III, Esq.
     President and Chief Executive Officer         Scott M. J. Anderegg, Esq.
            C&F Financial Corporation               Mays & Valentine, L.L.P.
               Eighth & Main Streets                  1111 East Main Street
            West Point, Virginia 23181              Richmond, Virginia 23219
             Telephone: (804) 843-2360              Telephone: (804) 697-1396
          -------------------------------          ---------------------------
   (Name and Address of Agent for Service Process)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                            Proposed             Proposed
                                             Maximum             Maximum
   Title of Securities     Amount to be   Offering Price         Aggregate         Amount of
    to be Registered        Registered     Per Share(1)      Offering Price(1)  Registration Fee
---------------------------------------------------------------------------------------------------
    Common Stock
    $1.00 par value        300,000         $15.50              $4,650,000         $1,227.60
---------------------------------------------------------------------------------------------------

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $15.50 per share. The proposed maximum offering price per share of $15.50 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the NASDAQ National Market System on April 26, 2000.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          C&F Financial Corporation (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all persons eligible to participate in the Plan.

          The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31,1999, filed pursuant to Section 13 of the 1934 Act; and

          (b) The description of the Company's Common Stock contained in the "Description of Capital Stock" in the Company's Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4, Registration No. 33-70184, with the Securities and Exchange Commission on October 12, 1993, as amended on October 19, 1993 (Pre-Effective Amendment No. 1), is hereby incorporated by reference.

          All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

          The Articles of Incorporation of the Company provide that, to the extent and under the circumstances permitted by Virginia Code Section 13.1-704B, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company against liabilities, penalties, claims and fines, including amounts paid in settlement, reasonable expenses, and attorney's fees, imposed upon, threatened or asserted against him or her because he or she is or was an officer or director of the Company, except for an indemnity against willful misconduct or a knowing violation of criminal law.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          An index of Exhibits appears at page II-6 hereof.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Commonwealth of Virginia, on the 18th day of April, 2000.

                                   C&F FINANCIAL CORPORATION
                                   West Point, Virginia



                                   By: /s/ Larry G. Dillon
                                       --------------------------
                                       Larry G. Dillon
                                       President and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

     NAME                                    TITLE                                   DATE
     ----                                    -----                                   ----
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)
 /s/ Larry G. Dillon                and Director                                  April 18, 2000
--------------------------------
 Larry G. Dillon

                                    Vice President and Chief Financial
                                    Officer (Principal Financial
 /s/ Thomas F. Cherry               and Accounting Officer)                       April 18, 2000
--------------------------------
 Thomas F. Cherry

 /s/ Sture G. Olsson                Director                                      April 18, 2000
 -------------------------------
 Sture G. Olsson

 /s/ James H. Hudson, III           Director                                      April 18, 2000
 -------------------------------
 James H. Hudson, III

 /s/ William E. O'Connell, Jr.      Director                                      April 18, 2000
 -------------------------------

 William E. O'Connell, Jr.


 /s/ J. P. Causey, Jr.              Director                     April 18, 2000
 -------------------------------
 J. P. Causey, Jr.

                                 EXHIBIT INDEX


Exhibit Description                          Exhibit Number
-------------------                          --------------

Articles of Incorporation                    4.1 (Incorporated by reference from
                                             the Form 10-KSB, filed March 29,
                                             1996)

Bylaws                                       4.2 (Incorporated by reference from
                                             the Form 10-KSB, filed March 29,
                                             1996)

Amended and Restated C&F Financial           4.3
Corporation 1994 Incentive Stock Plan,
filed herewith.

Opinion of Mays & Valentine, L.L.P.,         5
dated April 27, 2000, with respect to
the validity of the Common Stock, filed
herewith.

Consent of Yount, Hyde & Barbour, P.C.,      23.1
Independent Public Accountants dated April
27, 2000, filed herewith.

Consent of Mays & Valentine, L.L.P., dated
April 27, 2000, contained in their opinion   23.2
filed as Exhibit 5 hereto.

                             AMENDED AND RESTATED
                           C&F FINANCIAL CORPORATION
                           1994 INCENTIVE STOCK PLAN
                             As of April 18, 2000


                                   ARTICLE I
                     Establishment, Purpose, and Duration

     1.1  Establishment of the Plan.  C&F Financial Corporation, a Virginia
          -------------------------
corporation (the "Company"), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the "1994 Incentive Stock Plan," as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Restricted Stock.

     The Plan was adopted by the Board of Directors of the Company on March 15, 1994, and shall become effective on May 1, 1994 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws.

     1.2  Purpose of the Plan.  The purpose of the Plan is to promote the
          -------------------
success of the Company and its subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

     1.3  Duration of the Plan.  The Plan shall commence on the Effective Date,
          --------------------
as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article XI herein, until April 30, 2004, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

                                  ARTICLE II
                                  Definitions

     2.1  Definitions.  Except as otherwise defined in the Plan, the following
          -----------
terms shall have the meanings set forth below:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

          (c) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, and Restricted Stock.

          (d) "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

          (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          (f) "Board" or "Board of Directors" means the Board of Directors of the Company, unless otherwise indicated.

          (g) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or

               (iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Committee" means the committee of the Board of Directors of Citizens and Farmers Bank (the "Bank") appointed by the Company to administer the Plan pursuant to Article III herein, all of the members of which shall be "disinterested persons" as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule. Unless otherwise determined by the Board of Directors of the Bank, the members of the committee responsible for executive compensation who are not employees of the Company or is Subsidiaries shall constitute the Committee.

          (j) "Continuing Director" means an individual who was a member of the Board of Directors Corporation on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors Corporation was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

          (k) "Corporation" means C&F Financial Corporation, or any successor thereto as provided in Article XIII herein.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" of a Share means the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

          (n) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

          (o) "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

          (p) "Non-qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

          (q) "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

          (r) "Participant" means a Key Employee who is granted an Award under the Plan.

          (s) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

          (t) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (u) "Plan" means the C&F Financial Corporation 1994 Incentive Stock Plan, as described and as hereafter from time to time amended.

          (v) "Related Option" means an Option with respect to which a Stock Appreciation Right has been granted.

          (w) "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article VIII herein.

          (x)  "Stock" or "Shares" means the common stock of the Company.

          (y) "Stock Appreciation Right" or "SAR" means as Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

          (z) "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries

                                  ARTICLE III
                                Administration

     3.1  The Committee.  The Plan shall be administered by the Committee which
          -------------
shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreement and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     3.2  Selection of Participants.  The Committee shall have the authority to
          -------------------------
grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

     3.3  Decisions Binding.  All determinations and decisions made by the Board
          -----------------
or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

     3.4  Rule 16b-3 Requirements.  Notwithstanding any other provision of the
          -----------------------
Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

     3.5  Indemnification of Committee.  In addition to such other rights of
          ----------------------------
indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

                                  ARTICLE IV
                           Stock Subject to the Plan

     4.1  Number of Shares.  Subject to adjustment as provided in Section 4.3
          ----------------
herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

     4.2  Lapsed Awards or Forfeited Shares.  If any Award granted under this
          ---------------------------------
Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2.

     4.3  Capital Adjustments.  The number and class of Shares subject to each
          -------------------
outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

                                   ARTICLE V
                                  Eligibility

     Persons eligible to participate in the Pan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees. Key Employees may not include directors of the Company who are not employees of the Company or its Subsidiaries.

                                  ARTICLE VI
                                 Stock Options

     6.1  Grant of Options.  Subject to the terms and provisions of the Plan,
          ----------------
Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422A of the Code and rules and regulation thereunder.

     6.2  Option Agreement.  Each Option grant shall be evidenced by an
          ----------------
Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code.

     6.3  Option Price.  The exercise price per share of Stock covered by an
          ------------
Option ("Option Price") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

     6.4  Duration of Options.  Each Option shall expire at such time as the
          -------------------
Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

     6.5  Exercisability.  Options granted under the Plan shall be exercisable
          --------------
at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant.

     6.6  Method of Exercise.  Options shall be exercised by the delivery of a
          ------------------
written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

     6.7  Restrictions on Stock Transferability.  The Committee shall impose
          -------------------------------------
such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

     6.8  Nontransferability of Options.  No Option granted under the Plan may
          -----------------------------
be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

                                  ARTICLE VII
                           Stock Appreciation Rights

     7.1  Grant of Stock Appreciation Rights.  Subject to the terms and
          ----------------------------------
conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee in connection with the grant, and exercisable in lieu of Options ("Tandem SARs").

     7.2  Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to
          -----------------------
all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or in part, of a Related Option, shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

     Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

     7.3  Other Conditions Applicable to Tandem SARs.  No Tandem SAR granted
          ------------------------------------------
under the Plan shall be exercisable until the expiration of at least six months after the Grant Date, except that such limitation shall not apply in the case of the death or disability of the Participant. In no event shall the term of any Tandem SAR granted under the Plan exceed ten years from the Grant Date. A Tandem SAR may be exercised only when the Fair Market Value of a Share exceeds the Option Price of the Related Option. A Tandem SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

     7.4  Payment Under Exercise of Tandem SARs.  Subject to the provisions of
          -------------------------------------
the Agreement, upon the exercise of a Tandem SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the Tandem SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the Tandem SAR over (B) the Option Price of the Related Option.

     Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash if the Participant has so elected in his written notice of exercise and Committee has consented thereto, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a Tandem SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproved. Consent may be given in whole or as to a portion of the Tandem SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the Tandem SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

     7.5  Nontransferability of Tandem SARs.  No Tandem SAR granted under the
          ---------------------------------
Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Tandem SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

                                 ARTICLE VIII
                               Restricted Stock

     8.1  Grant of Restricted Stock.  Subject to the terms and provisions of the
          -------------------------
Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to the pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

     8.2  Restricted Stock Agreement.  Each Restricted Stock grant shall be
          --------------------------
evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

     8.3  Transferability.  Except as provided in this Article VIII and subject
          ---------------
to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No shares of Restricted Stock shall be sold until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

     8.4  Other Restrictions.  The Committee shall impose such other
          ------------------
restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.5  Certificate Legend.  In addition to any legends placed on certificates
          ------------------
pursuant to Section 8.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1994 Incentive Stock Plan of C&F Financial Corporation, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated __________________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of C&F Financial Corporation.

     8.6  Removal of Restrictions.  Except as otherwise provided in this
          -----------------------
Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 8.5 herein removed from his Stock certificate.

     8.7  Voting Rights.  During the Period of Restriction, Participants holding
          -------------
Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.8  Dividends and Other Distributions.  During the Period of Restriction,
          ---------------------------------
Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while why are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

     8.9  Termination of Employment Due to Retirement.  Unless otherwise
          -------------------------------------------
provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

     8.10 Termination of Employment Due to Death or Disability.  In the event a
          ----------------------------------------------------
Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

     8.11 Termination of Employment for Other Reasons.  Unless otherwise
          -------------------------------------------
provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Section
8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

                                  ARTICLE IX
                               Change in Control

     In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

                                   ARTICLE X
                Modification, Extension and Renewals of Awards

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

                                  ARTICLE XI
              Amendment, Modification and Termination of the Plan

     11.1  Amendment, Modification and Termination.  AT any time and from time
           ---------------------------------------
to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by an regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

     11.2  Awards Previously Granted.  No termination, amendment or modification
           -------------------------
of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                                  ARTICLE XII
                                  Withholding

     12.1  Tax Withholding.  The Company shall have the power and the right to
           ---------------
deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

     12.2  Stock Withholding.  With respect to withholding required upon the
           -----------------
exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

                                 ARTICLE XIII
                                  Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE XIV
                                    General

     14.1  Requirements of Law.  The granting of Awards and the issuance of
           -------------------
Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or SROs as may be required.

     14.2  Effect of Plan.  The establishment of the Plan shall not confer upon
           --------------
any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries.

     14.3  Creditors.  The interests of any Participant under the Plan or any
           ---------
agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

     14.4  Governing Law.  The Plan, and all Agreements hereunder, shall be
           -------------
governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422A of the Code.

     14.5  Severability.  In the event any provision of the Plan shall be held
           ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                                                Exhibit 5 & 23.2
                                                                ----------------


                     [Mays & Valentine, L.L.P. Letterhead]


                                April 27, 2000



Board of Directors
C&F Financial Corporation
Eighth & Main Streets
West Point, Virginia  23181


              C&F Financial Corporation 1994 Incentive Stock Plan
              ---------------------------------------------------

Gentlemen:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by C&F Financial Corporation, a Virginia corporation ("C&F"), with respect to the C&F 1994 Incentive Stock Plan (the "Plan"). As counsel to C&F, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by C&F on or about April 27, 2000, with the Securities and Exchange Commission to effect the registration of 300,000 shares of common stock of C&F under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

     In this regard, we have examined the Articles of Incorporation and Bylaws of C&F, records of proceedings of the Board of Directors of C&F, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of C&F and other sources believed by us to be reliable.

     Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Mays & Valentine, L.L.P.

                                                                    Exhibit 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to C&F Financial Corporation 1994 Incentive Stock Plan and in the related prospectus of our report dated January 20, 2000, on the consolidated financial statements of C&F Financial Corporation as of December 31, 1999, and for the period ended December 31, 1999, which appears in the annual report on Form 10-K of C&F Financial Corporation for the year ended December 31, 1999.


                                             /s/ YOUNT, HYDE & BARBOUR, P.C.


Winchester, Virginia
April 28, 2000